UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: May 19, 2015
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

425 Walnut Street, Suite 1800 Cincinnati, Ohio	45202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.
Item 8.01	Other Events

On May 19, 2015, the Board of Directors of Agilysys, Inc. set the date, time and location of the Company’s 2015 Annual Meeting of Shareholders. The meeting will be held on September 23, 2015, at 8:30 a.m. Eastern time at the Westin Atlanta Airport Hotel, 4736 Best Rd, Atlanta, Georgia. In order for a shareholder to bring a matter properly before the 2015 Annual Meeting present (other than a matter brought pursuant to SEC Rule 14a-8), the shareholder must comply with the requirements set forth in our Amended Code of Regulations, including: (i) be a shareholder of record at the time notice of the matter is given and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely written notice of the matter to the Secretary. A shareholder’s notice of a matter the shareholder wishes to present at the 2015 Annual Meeting (other than a matter brought pursuant to SEC Rule 14a-8), must be received by our Secretary at our Alpharetta office, located at 1000 Windward Concourse, Suite 250, Alpharetta, Georgia 30005, no later than the close of business on June 25, 2015 ((i.e., the ninetieth (90th) day prior to such annual meeting). Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2015 Annual Meeting of Shareholders must also submit their proposals so that they are received by our Secretary at our at our Alpharetta office, located at 1000 Windward Concourse, Suite 250, Alpharetta, Georgia 30005, no later than the close of business on June 25, 2015.

Item 9.01	Financial Statements and Exhibits
(d)  Exhibits - none

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: May 26, 2015